Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Intelligroup, Inc.

          We consent to the incorporation by reference in the  Registration Statements of Intelligroup, Inc. previously filed on Forms S-3 (File Nos. 333-56143, 333-67583, 333-73051, and 333-94285) and Forms S-8 (File Nos. 333-31809, 333-70244, 333-133751, 333-139639, and 333-11486) of our report dated February 16, 2007, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2006.

/s/ J.H. Cohn LLP

Roseland, New Jersey
March 26, 2007